Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Finn" in the Statement of Additional Information and to the use of our reports: (1) dated April28,  2014, with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio and (2) dated April 28, 2014, with respect to the financial statements of the subaccounts of the  WRL  Series  Life  Account,  included  in  Post-Effective  Amendment  No. 34 to the Registration Statement (Form N-6, No. 33-69138) and related Prospectus of WRL Freedom Wealth Protector.

/s/Ernst & Young LLP

Des Moines, IA
April 28, 2014